EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors of
Asia Payment Systems, Inc. and Subsidiaries


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 21, 2005 relating to the consolidated financial statements of Asia Payment Systems, Inc., and Subsidiaries as of and for the year ended December 31, 2004 which appears in Asia Payment Systems, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission on May 9, 2005.



                                          WEINBERG & COMPANY, P.A.



                                        Certified Public Accountants